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                                                                Exhibit 10.5


                   EXTENSION OF JOINT COLLABORATION AGREEMENT



        This Extension Of Joint Collaboration Agreement (the "Extension") is made this 10th day of April, 1997 by and between Houghten Pharmaceuticals, Inc. ("Houghten") and RiboGene, Inc. ("RiboGene").

                                    RECITALS

        Whereas, Houghten and RiboGene are parties to that certain Joint Collaboration Agreement dated April 12, 1995 (the "Agreement"), the Screening Term (as defined in the Agreement) of which is due to expire on April 12, 1997, and

        Whereas, Houghten and RiboGene would like to extend the Screening Term for an additional one year period.

        NOW, THEREFORE, for and in consideration of the premises, and the mutual covenants contained herein, the parties agree as follows:

        1.      Screening Term.  The definition of Screening Term set forth in
Section 1.24 of the Agreement is hereby amended in its entirety as follows:

                        "1.24.  "Screening Term" shall mean the period during
                 which Active Screening may be conducted commencing on the Effective Date and terminating three (3) years from the Effective Date unless earlier terminated as provided herein or unless extended by mutual agreement.''

        2. Other Terms. Except as set forth above, all other defined terms, conditions and provisions of the Agreement shall apply to this Extension and the Agreement shall remain in full force and effect.

        3. Multiple Counterparts. This Extension may be executed in multiple counterparts, each of which shall be deemed an original for all purposes.

        IN WITNESS WHEREOF, the parties have executed this Extension as of the date first above written.

HOUGHTEN PHARMACEUTICALS, INC.              RIBOGENE, INC.



By: /s/ [sig]                               By: /s/ [sig]
   --------------------------------            --------------------------------

Name: /s/ [sig]                             Name: /s/ LAURA S. LEHMAN
   --------------------------------            --------------------------------

Title: Vice President                       Title: Vice President of Research
   --------------------------------            --------------------------------

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                         JOINT COLLABORATION AGREEMENT

        THIS JOINT COLLABORATION AGREEMENT (the "Agreement") dated as of April 12, 1995 (the "Effective Date"), is entered into between HOUGHTEN
PHARMACEUTICALS, INC., a Delaware corporation ("HPI"), and RIBOGENE, INC. a California corporation ("RIBOGENE").

                                  WITNESSETH:

        WHEREAS, HPI has rights to proprietary synthesis and screening technologies which, when applied, may reduce the time and development expense of identifying potentially useful compounds for therapeutic and/or diagnostic purposes.

        WHEREAS, RiboGene has Assays for direct screening of compounds which have potential to identify therapeutic and/or diagnostic products.

        WHEREAS, both HPI and RiboGene desire to enter into a joint screening and development agreement with respect to the identification of compounds therefrom under the terms and conditions specified herein.

        NOW, THEREFORE, in consideration of the foregoing premises and the mutual representations, covenants and warranties herein contained, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

        1.1 "Active Screening" shall mean the activity of RiboGene screening Combinatorial Libraries, Iteration Mixtures, and/or Confirmatory Samples using the Assays to identify potential Candidates during the Screening Phase of this Agreement.

        1.2 "Affiliate" shall mean any corporation or other entity which controls, is controlled by, or is under common control with, a party to this Agreement. A corporation or other entity shall be regarded as in control of another corporation or entity if it owns or directly or indirectly controls more than fifty percent (50%) of the voting stock or other ownership interest of the other corporation or entity, or if it possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the corporation or other entity.

        1.3 "Assays" shall mean the RiboGene Assays described in Exhibit A, as well as those assays which may be added by mutual agreement.
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        1.4  "Candidate" shall mean each fully sequenced compound identified by RiboGene after completion of the Interation Process, or each compound identified by RiboGene after completion of the Scanning Process, any of which compounds demonstrate activity in an Assay justifying further investigation as a Joint Compound in the Development Phase of the Collaboration Program or as a Developing Party Compound.

        1.5 "Collaboration Program" shall mean the overall program described in Section 3.1 hereto consisting of both the Screening Phase and the Development Phase.

        1.6 "Combinatorial Libraries" shall mean the following libraries as well as any other libraries which may hereafter be added to such definition by mutual agreement of the parties:

                [*]

        1.7 "Confirmatory Sample" shall mean a [*] (i) a compound identified from the Initial Screening of a Combinatorial Library by the Scanning Process, or (ii) a fully sequenced compound identified from the completion of the Iteration Process.

        1.8 "Developing Party Compound" shall mean a Candidate upon which one party decides to conduct further development and research pursuant to the provisions hereof (the "Developing Party") after the other party has decided not to continue with or participate in such development and research.

        1.9 "Development Phase" shall mean that the phase of the Collaboration Program described in Sections 3.4 and 3.6 hereof.

        1.10 "Development Term" shall be the term during which the Development Phase activities with respect to a Joint Compound/or the developing party's development of a Developing Party Compound shall occur commencing on the date the parties or developing party decide to enter into said activities or development respectively, and terminating when neither party has a Joint Compound or Developing Party Compound under development.

        1.11 "FDA" shall mean the United States Food and Drug Administration.

        1.12 "HPI Proprietary Rights" shall mean all rights owned or licensed to HPI regarding the Materials, and HPI's rights to Joint Compounds including without limitation (except as limited and provided elsewhere in this agreement)
(i) compounds derived from the described Materials and Joint Compounds, (ii) methods of making the compounds, Materials and Joint Compounds, (iii) patents, patent applications and patent rights and divisions, continuations, renewals, reissues

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and extensions of the foregoing now existing, hereafter filed, issued or acquired; and (iv) rights relating to the protection of trade secrets and confidential information.

        1.13 "Initial Screening" shall mean the first screening of each Combinatorial Library by RiboGene.

        1.14 "Iteration Mixture" shall mean the mixture of compounds ordered by RiboGene [*] of a defined chemical component and provided by HPI at the intervening stages of the Iteration Process [*].

        1.15 "Iteration Process" shall mean, with respect to [*] each stage of the HPI screening and synthesis process after the Initial Screening, pursuant to which each possible combination of mixtures [*] from such Combinatorial Library [*] (ii) screened by RiboGene, and (iii) evaluated at each stage and reassayed when necessary by RiboGene [*]

        1.16 "Interest" shall mean the percentage which either party will be entitled to receive of any revenues which may be generated as a result of the parties' jointly owned intellectual property with respect to a Joint Compound or Developing Party Compound, for example by licensing or sale of such property or of Products containing such Joint Compound or Developing Party Compound. The Interests of the respective parties in any particular Joint Compound or Developing Party Compound will be determined as described in Exhibit D.

        1.17 "Joint Compound" shall mean a Candidate, upon which the parties jointly, after reviewing the Research Committee's recommendations, decide to conduct further development and research and share the expenses of development as provided in Exhibit D.

        1.18 "Materials" shall include all of the Combinatorial Libraries, Iteration Mixtures, specific iteration mixtures and Confirmatory Samples furnished by HPI during the Screening Phase.

        1.19 "Product" shall mean any product for the treatment or prevention of disease, or other conditions in humans, or the diagnosis of disease, for the specified Targets which incorporates a Joint Compound or Developing Party Compound in its entirety or as modified or which is the result directly or indirectly of discovery or identification using the Iteration Process or Scanning Process, the manufacture or use of which is covered by, of which, but for the Agreement would infringe any HPI Proprietary Rights or RiboGene Proprietary Rights.

        1.20 "Research Committee" shall mean that entity organized and acting pursuant to Article 5 or this Agreement.

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        1.21    "RiboGene Proprietary Rights" shall mean all rights owned or licensed to RiboGene with respect to rights to the Assays, use of the Assays for screening purposes, methods for screening compounds in the Assays, and rights to Joint Compounds including, without limitation, (except as limited and provided elsewhere in this agreement) (i) patents, patent application and patent rights and all divisions, continuations, renewals, reissues and extensions of the foregoing now existing, hereafter filed, issued or acquired, and (ii) rights relating to the protection of trade secrets and confidential information.

        1.22 "Screening" shall mean the testing by RiboGene of each of the mixtures which constitute a Combinatorial Library or Iteration Mixture, or of individual compounds to determine the activities of each in Assays.

        1.23 "Screening Phase" shall mean that phase of the Collaboration Program described in Sections 3.2 and 3.3 hereof.

        1.24 "Screening Term" shall mean the period during which Active Screening may be conducted commencing [*] provided herein or unless extended by mutual agreement.

        1.25 "Scanning Process" shall mean with respect to a positional scanning library listed at Section 1.7(g) and described in Exhibit C, the process of identifying and verifying Candidates by conducting an Initial Screening and the screening of Confirmatory Samples.

        1.26 "Targets" [*] identified in Exhibit A as it exists at the time at the execution of this Agreement or as may be modified by mutual agreement hereafter.

        1.27 "Third Party Obligations" shall mean obligations to pay milestones, royalties or other fees to a third party by a party under a licensing or other agreement for use of (i) an Assay, (ii) the Screening process used hereunder, or (iii) any compounds or Products discovered or for which uses are identified as a result of this Collaboration Agreement.


                                   ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

        Each party hereby represents and warrants to the other party as follows:

        2.1 AUTHORIZATION AND ENFORCEMENT OF OBLIGATIONS. Such party (a) has the requisite power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder, and (b) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder. This Agreement has


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been duly executed and delivered on behalf of such party, and constitutes a legal, valid, binding obligation, enforceable against such party in accordance with its terms.

        2.2 NO CONFLICT. The execution and delivery of this Agreement and the performance of such party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations or any contractual obligation of such party, and (b) do not conflict with, or constitute a default or require any consent under, any contractual obligation of such party.

        2.3 NON-INFRINGEMENT. To the best of its knowledge, the performance of such party's obligations or granting of rights to the other party hereunder shall not infringe patent rights, copyrights, trademarks or trade secrets of any third party.

        2.4 THIRD PARTY OBLIGATIONS. Such party is not subject to any Third Party Obligations except as set forth in Exhibit F hereto.

                                   ARTICLE 3

                       SCREENING AND DEVELOPMENT PROGRAMS

        3.1 PURPOSE AND SCOPE. The general purposes of the Collaboration Program are twofold and to be addressed in two phases: (i) to utilize the HPI Combinatorial Libraries, Iteration Mixtures and Confirmatory Samples to conduct screenings of the compounds in the various Combinatorial Libraries during the Screening Phase with one or more of the Assays to identify Candidates, and (ii) to select Joint Compounds chosen from the Candidates which may have utility to treat one or more of the Targets and during the Development Phase to develop Products incorporating the Joint Compounds (or analogs or derivatives thereof) for one or more of the Targets.

        3.2 SCREENING PHASE GENERAL RESPONSIBILITIES. Each party shall, at its own expense, have the following responsibilities during the Screening Phase:

                3.2.1 HPI shall provide, by mutual agreement, any of its current and future Combinatorial Libraries (when such future Combinatorial Libraries are available), and other reasonable amounts of other Materials requested by RiboGene, including Iteration Mixtures, specific iteration mixtures identified at the screening of a stage of the Iteration Process prior to identification of a Candidate, and Confirmatory Samples to enable RiboGene to conduct the Active Screening.

                3.2.2 RiboGene shall by mutual agreement screen the Materials with a view to identifying potential Candidates and recommend to the Research Committee which Candidates should become Joint Compounds.

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        3.3     SCREENING PHASE ACTIVITIES.

                3.3.1 INITIAL SCREENING. RiboGene shall screen each Combinatorial Library delivered to RiboGene by HPI with the Assays to identify one or more compound mixtures [*]

                3.3.2 ITERATION PROCESS. For active compounds identified from an Initial Screening of any Combination Libraries, [*] RiboGene shall place an order with HPI for related Iteration Mixtures to begin the Iteration Process. Upon receipt of such order, HPI shall cause to be synthesized and provide to RiboGene such Iteration Mixtures, which RiboGene shall screen using the applicable Assays.

                3.3.3 SCANNING PROCESS. For active compounds identified from an Initial Screening of the [*] Combinatorial Library, RiboGene shall place an order with HPI for Confirmatory Samples to continue the Scanning Process. Upon receipt of such order, HPI shall cause to be prepared and deliver the Confirmatory Samples.

                3.3.4 RESEARCH DURATION. The Active Screening portion of the Screening Phase shall be performed during the Screening Term.

                3.3.5 DELIVERY. HPI shall deliver the Materials as soon as practicable following receipt of a written order, but in no event later than forty-five (45) days from the receipt of such order.

        3.4 DEVELOPMENT PHASE RESPONSIBILITIES. Once a Candidate is, or Candidates are, identified and both parties, after reviewing the Research Committee's recommendations, have given written notice pursuant to Section 3.5 to proceed with respect to such Candidate or Candidates becoming Joint Compounds, then the Development Phase shall commence with respect to those Joint Compounds. Each party shall have, in addition to any other responsibility assigned by the Research Committee or by mutual agreement of the parties, the below specified responsibilities with respect to those Joint Compounds:

                3.4.1   HPI shall:

                        (a) Expend reasonable efforts to modify Joint Compounds [*]

                        (b) Provide reasonable amounts of Joint Compounds or modified Joint Compounds [*]

                3.4.2   RiboGene shall:

                        (a) Expend reasonable efforts to test Joint Compounds and Modified Joint Compounds [*]

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                        (b)     Proceed under guidance of the Research
                                Committee with pharmacological testing of
                                Joint Compounds and modified Joint Compounds.

                        (c) Take the lead in filing and prosecution of patent applications as authorized by the Research Committee.

        3.5 JOINT COMPOUND NOTICE. A party must given written notice of its intent to participate in the Development Phase with respect to a Candidate to the other party with a copy to the Research Committee within thirty (30) days after receipt of the Research Committee's written recommendation. Failure to give such written notice within said thirty (30) days shall be deemed a decision not to participate.

        3.6 DEVELOPMENT PHASE ACTIVITIES. In addition to the activities described in Section 3.4 above, the Development Phase shall consist of any and all activities agreed to by the parties upon recommendation of the Research Committee which are necessary to fully develop Products for commercialization with costs to be shared as generally described in Exhibit D. Additional provisions concerning the Development Phase shall be based on the guidelines set forth in Exhibit D. A party may agree to participate in the Development Phase with respect to one or more Candidates and decide not to participate with respect to other Candidates.

        3.7 DEVELOPING PARTY COMPOUNDS. With respect to Developing Party Compounds, responsibilities for development, including the discretion to continue, shall be solely the responsibility of the developing party. Sections
3.4 (except with respect to the notice provision) and 3.6 shall not be applicable, but provisions in Exhibit D shall be applicable, as provided therein. [*] HPI shall grant a license, or sublicense, if available, subject to any necessary third party approval and license requirements, as well as then existing third party rights, to RiboGene under the HPI Proprietary Rights to make, have made, use and sell Products incorporating a Developing Party Compound or derivatives thereof for the Target if RiboGene is the developing party. If HPI is the developing party of a Developing Party Compound, then HPI shall have access to the RiboGene Assay(s) with respect to such Developing Party Compound and RiboGene shall grant an exclusive license or sublicense, if available, to HPI under the RiboGene Proprietary Rights to make, have made, use and sell Products incorporating a Developing Party Compound or derivatives thereof. The non-developing party will use reasonable efforts to perform any remaining obligations in a timely manner for the developing party. So long as HPI or its sublicenses is diligently pursuing development of a Developing Party Compound, RiboGene will not make the Assay used to identify the Developing Party Compound or any usage therefor available to a third party for purposes of screening combinatorial libraries similar to the Combinatorial Libraries at least for the Targets of the Developing Party Compound, unless RiboGene is required to do so by a third party agreement existing at the time that HPI became the developing party of the Developing Party Compound.



                                       7

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                                   ARTICLE 4

                    LICENSE OF SCREENING RIGHTS TO RIBOGENE


        4.1 LICENSE. HPI hereby grants to RiboGene, under the HPI Proprietary Rights, during the Screening Term, [*] to screen the Materials against the Assays in accordance with this Agreement.

        4.2 USAGE RIGHTS. The Materials are provided to RiboGene pursuant to Article 4 solely for the purpose of screening by only RiboGene using the Assays as provided in this Agreement, and any other use or attempted transfer of such Materials will be a material breach of this Agreement. RiboGene understands and acknowledges that the Materials and [*] compounds contained therein are for research use only and shall not be administered to humans in any manner or form.

        4.3 LIMITATIONS. Nothing herein shall be deemed to grant any rights or other interests in favor of RiboGene with respect to the HPI Proprietary Rights other than as expressly set forth in this Agreement. RiboGene shall have no rights with respect to any compounds contained in the Combinatorial Libraries or Iteration Mixtures or derivatives of any of them which do not become Candidates. Any rights with respect thereto shall remain with HPI.


                                   ARTICLE 5

                               RESEARCH COMMITTEE


        5.1 CREATION OF THE RESEARCH COMMITTEE. The parties hereby agree to the creation of a Research Committee of four (4) persons to facilitate the collaboration called for herein. The Research Committee shall consist of two
(2) representatives nominated by each party. One (1) representative nominated by each party shall be a senior scientific officer of such party, who shall be the senior representative and chief coordinator for such party. Each party shall be free to change its representatives on notice to the other or to send a substitute representative to any Research Committee meeting. The Chief Scientific Officer, or equivalent, of each party, if not otherwise designated as a member of the Research Committee, shall have the right to attend Research Committee meetings.

        5.2     REGULAR MEETINGS.  During the Screening Phase, the
Research Committee shall meet face to face at least once each three (3) months and have telephonic meetings monthly in the months when there are no face to face meetings. If both parties agree to participate in the Development Phase, the Research Committee shall have similar meetings at similar intervals with respect to Joint Compounds in the Development Phase. However, if both parties do not agree to participate in the Development Phase with respect to a particular Candidate or one party ceases to participate after commencement of the Development Phase with respect to a Joint Compound while the other party continues development, the Research Committee shall have no further



                                      8

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responsibility with respect to that Candidate, Joint Compound or Developing
Party Compound. The Research Committee shall be disbanded when no Candidates, Joint Compounds or Products are in the Development Phase, and the Screening Phase has been totally discontinued or completed. Any meetings may be called by either party on fourteen (14) days notice to the other and, unless otherwise agreed, shall alternate between the offices of the parties. To the extent practicable, each party shall disclose to the other proposed agenda items in advance of the meeting. The senior representative of the party hosting the meeting shall chair that meeting and shall have the right to vote or otherwise make decisions on behalf of that party. Each party shall pay all of its own costs and expenses incurred in connection with such meetings.

        5.3 RESPONSIBILITIES OF THE RESEARCH COMMITTEE. During the duration of the Collaborating Program, the Research Committee shall be the primary vehicle for interaction between the parties. The Research Committee shall serve at the behest of the parties in order to assist in the management of the Collaboration Program, recommend scientific priorities for both the Screening and Development Phases, and review and advise scientific direction and settlement of operating issues. Without limiting the foregoing, the Research Committee shall be responsible for: (i) amending research and development plans agreed to with respect to the Collaboration Program; (ii) monitoring the progress of the Collaboration Program; (iii) recommending work plans and budgets for each Joint Compound and Product, subject to both parties' approval, for the Development Phase; (iv) recommending whether patents should be filed;
(v) evaluating the potential of Joint Compounds; (vi) advising which Candidates should become Joint Compounds; and (vii) preparing with the cooperation of both parties the progress reports described in Section 6.3. All decisions by the Research Committee shall require agreement by the senior representative of both parties present at the meeting, and each party shall act in good faith in attempting to reach agreement on such decisions. Any disputes shall be resolved in accordance with Article 10 of this Agreement.

                                   ARTICLE 6

                       DEVELOPMENT AND PROGRESS REPORTING
                               OF JOINT COMPOUNDS


        6.1 CONDUCT OF RESEARCH AND DEVELOPMENT. RiboGene and HPI shall work diligently and use reasonable good faith efforts to identify and develop Joint Compounds and to commercialize Products pursuant to the following restrictions:

                6.1.1 The parties shall be entitled to exercise prudent and reasonable business judgement in meeting the obligations of this Section 6.1.

                6.1.2. The parties shall use commercially reasonable efforts to obtain all necessary governmental approvals for the manufacture, use and sale of Products except for Products incorporating Developing Party Compounds in which instance the developing party has the discretion to decide when to proceed.

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
        6.2     DISCLOSURE.

                6.2.1 Within thirty (30) days after completion of Initial Screening, completion of each stage of the Iteration Process or the Confirmatory Sample screening of the Scanning Process, but in no event less frequently than quarterly, RiboGene shall deliver a written report to the senior representative of each party to the Research Committee in reasonable specific detail, setting forth the results of the Active Screening.

                6.2.2 The parties will make available and, upon request, disclose to each other and the Research Committee, all information relating to the Joint Compounds discovered or synthesized pursuant to the Collaboration Program. All information which is significant with respect to the Collaboration Program will be disclosed to the other party promptly after it is learned or its significance is appreciated. Each party shall keep complete accounts and records (including such lab notebooks, clinical data and other research records as are customarily maintained in connection with drug discovery and development) relating to its research and development activities under the Screening Phase.

                6.2.3 The parties will exchange reports quarterly presenting a meaningful summary of their research and development activities, and each party will make presentations thereof, in addition to those made to or by the Research Committee, as reasonably requested by the other party but not in excess of twice per year. Each party will also communicate informally and through the Research Committee to inform the other parties of research and development performed under the Collaboration Program. Each party will provide the other with raw data in original form or photocopies thereof for any and all work carried out under this Agreement as reasonably requested by the other party. The parties agree to cooperate with each other to facilitate the understanding and use of information exchanged pursuant to this Section 6.2. All information contained in reports made pursuant to this Agreement or otherwise communicated between the parties will be maintained under obligations of confidentiality under Article 14 of this Agreement.

                6.2.4. To ensure compliance with Third Party Obligations of a party hereto, complete and accurate records regarding the use of technology licensed by a third party to a party hereunder shall be maintained which records shall reflect what third party technology was utilized, if any, in connection with discovery of a Joint Compound, Developing Party Compound, or Product hereunder. Both parties shall have access to such records in order to reasonably satisfy the reporting requirements to third parties.


        6.3 PROGRESS REPORTING. In addition to other reports required under Section 6.2, not later than January 15th and July 15th of each calendar year, the Research Committee shall prepare a written progress report covering activities under the Collaboration Program, the development and testing of all Joint Compounds and the obtaining of the governmental approvals necessary for marketing. Such progress reports shall include but not be limited to the following topics:

                o  Summary of work completed
                o  Activities related to sublicenses




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
                - Summary of work in progress

                - Current schedule of anticipated events or milestones

                - Market plans for the introduction of Products, and

                - Activities relating to obtaining governmental approvals
                  necessary for marketing Products.

                The form of such progress reports shall be determined by the Research Committee and shall be in such form to provide information necessary to satisfy reporting obligations to third parties whose technology is being utilized under the Collaboration Program. The parties shall take precautions to protect confidentiality as intended by Article 14 in meeting the reporting obligations to third parties. With respect to Developing Party Compounds and Products not subject to Research Committee supervision, the developing party shall still be required to prepare the reports for the other party.

                                   ARTICLE 7

                    COMMERCIALIZATION OF PRODUCTS BY PARTIES

        7.1 JOINT COMMERCIALIZATION. If the parties jointly decide to proceed with the commercialization of Candidates into Joint Compounds and/or Products incorporating such Joint Compounds, or derivatives thereof, the parties intend to share profits and losses proportionally based on the contribution each party has agreed to make to the total costs of the Development Phase with respect to those Joint Compounds and/or Products. The parties shall negotiate in good faith a commercialization agreement which, in addition to the provisions described in Exhibit D, shall reflect among other matters each party's Interest, Third Party Obligations, reporting requirements, procedures for commercialization and which party is entitled to carry the lead in decision making with respect to product development.

        7.2 ONE PARTY DEVELOPMENT. If, after completion of the Screening Phase with respect to a Candidate, only one party, pursuant to Section 3.5, responds affirmatively in writing that the party desires to continue with the development of that Candidate, then that party must notify the other party in writing of its intent to proceed on its own to develop the Candidate as a Developing Party Compound within six (6) months after the other party gave, or failed to give, written notice of its intent not to participate in the Development Phase with respect to such Candidate. The Candidate may then become a Developing Party Compound subject to the applicable provisions of Exhibit D. The party wishing to develop must give both written notice of its intent to proceed and actually commence development during that six (6) month period for the Candidate to become a Developing Party Compound or that party may not individually decide to develop a Candidate as a Developing Party Compound without again presenting the opportunity for joint development through written notice to the other party. If the other party does not give written notice of its intent to participate in the joint development within thirty (30) days thereafter, the party desiring to develop may do so subject to the same above-stated commencement of development limitations. The developing party shall be responsible for all commercial decisions with respect to a Developing Party Compound.

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        7.3     ABANDONED CANDIDATES.  If the parties do not jointly decide to proceed with the development of a Candidate as a Joint Compound or if neither party gives written notice to the other of its intent to develop such Candidate as a Developing Party Compound pursuant to Section 7.2 hereof, such Candidate shall be deemed "abandoned" for the purposes of this Agreement. If a Candidate is abandoned, (i) HPI may make such Candidate available to third parties, and
(ii) RiboGene shall cease using or developing such Candidate. If HPI derives any revenues or other benefit from its use, licensing or sale of any abandoned Candidate which is used against the Targets, then RiboGene shall share equally in such revenues or benefit, provided HPI was not required to put forth significant additional effort with respect to the development of such abandoned Candidate after the abandonment. In such instance where HPI put in significant additional effort, the parties shall agree in good faith how the derived revenues or benefit shall be divided to reflect HPI's additional effort in the development. Except as set forth above, RiboGene shall have no interest in any abandoned Candidate.


                                   ARTICLE 8

                               OWNERSHIP; PATENTS

        8.1     OWNERSHIP.

                8.1.1 HPI PROPRIETARY RIGHTS AND RIBOGENE PROPRIETARY RIGHTS. RiboGene acknowledges and agrees that RiboGene has no rights in or to the HPI Proprietary Rights, other than the license rights specifically granted herein. HPI acknowledges that HPI has no rights in or to RiboGene Proprietary Rights except as may be granted herein. Notwithstanding the above, and except as provided in Section 4.3, the parties agree that Candidates, Joint Compounds and Products incorporating Joint Compounds or derivatives thereof shall be jointly owned, and that the nondeveloping party shall have the rights granted herein in a Developing Party Compound and Products incorporating a Developing Party Compound or derivatives thereof.

                8.1.2 OWNERSHIP OF INVENTIONS. Subject to the provisions of this Agreement, the right, title and interest in all inventions, discoveries, improvements or other technology directed at a Developing Party Compound, Joint Compound or Product incorporating such Developing Party Compound or Joint Compound or derivatives thereof with respect to the Targets and all processes or uses relating thereto, whether or not patentable (collectively, the "Inventions"), together with all patent applications or patents based thereon, made during or as a result of the screening hereunder shall be owned jointly by the parties and the rights to any Net Distributions as defined in Section D of Exhibit D arising from such Inventions shall be based on the Interest of each party. Each party shall promptly disclose to the other party the conception or reduction to practice of Inventions by employees or other acting on behalf of such. Each party hereby represents and agrees that all employees and other persons acting on its behalf in performing its obligations under the Agreement shall be obligated under a binding written agreement or applicable law to assign to such party or its Affiliate all Inventions made or developed by such employee or other person.

                8.1.3 OWNERSHIP OF RESEARCH DATA. Each party shall jointly own all data and information generated or collected by the activities under this Collaboration Program; however, use and reference to such data and information may be restricted as provided elsewhere herein.

        8.2 PATENTS. The Research Committee shall recommend upon which Joint Compounds, Products and Inventions the parties should file one or more joint patent applications. The parties shall jointly determine whether or not to file such joint patent applications after receiving the Research Committee recommendation. RiboGene shall file, with each party to share out-of-pocket expenses according to their Interest, patent applications for Joint Compounds and Products, and HPI shall provide reasonable cooperation relative thereto. If RiboGene fails to use commercially reasonable efforts to pursue this obligation, then HPI may file and/or prosecute the patent at joint expense of the parties also according to their Interest. The developing party may file, at its sole discretion and own expense, patent applications for Developing Party Compounds in both parties' names and the nondeveloping party shall provide reasonable cooperation relative thereto. A nondeveloping party shall not file or prosecute patent applications with respect to Developing Party Compounds.

        8.3     ENFORCEMENT OF PATENT RIGHTS.

                8.3.1 Each party shall use good faith and commercially reasonable efforts (i) to enforce its own Proprietary Rights against infringers, and (ii) to consult with the other party both prior to and during said enforcement. Upon learning of significant and continuing infringement of such rights belonging to the other party by a third party in a manner that may have a bearing on the collaboration hereunder, HPI or RiboGene, as the case may be, promptly shall provide notice to the other party in writing of the fact and shall supply the other party with all evidence possessed by the notifying party pertaining to and establishing said infringement(s). Whenever rights to Products hereunder are affected which are not covered under joint patent applications, the party whose Proprietary Rights are allegedly being infringed shall have six
(6) months from the date of receipt of notice under this Section 8.3 to abate the infringement, or to file suit against at least one of the infringers, at its sole expense, following consultation with the other party. The party whose Proprietary Rights are allegedly being infringed shall not be obligated to bring or maintain more than one such suit at any time with respect to claims directed to any one method of manufacture or composition of matter.

                8.3.2 If a joint patent application or a patent based thereon allegedly is being infringed, HPI and RiboGene shall cooperate in seeking to abate the infringement or in bringing suit against the alleged infringing party. Unless the parties mutually agree otherwise, expenses shall be apportioned based on each party's Interest in the Product in connection with which the patent infringement is alleged. All monies recovered upon final judgment or settlement of any such suit shall be shared by HPA and RiboGene pro rata based on each party's percentage of monetary contributions to prosecution of the abatement of the infringement or the suit against the infringing party. Thus, if a party fails to pay its prescribed share of the expenses, that party's share of the settlement shall be reduced accordingly. Notwithstanding the foregoing, HPI and RiboGene shall fully cooperate with each other in the planning and execution of any action to enforce the Proprietary Rights affected hereunder. A party holding more than a fifty percent

(50%) Interest in a Joint Compound, a Developing Party Compound or Product may sue on its own behalf if the other party refuses to participate.

        8.4 ASSIGNMENTS. Each party to which any portion of the Inventions vests other than as intended and set forth in this Article 8 shall, to the extent required by the intent or provisions herein, immediately assign to the other party such portion of the right, title, and interest therein to carry out the intentions herein. Each party agrees to cooperate with the other and take all reasonable additional actions and execute such agreements, instruments, and documents as may be reasonably required to perfect the others's ownership interest in accordance with the intent of this Article 8 including, without limitation, the execution of necessary and appropriate instruments of assignment.

                                   ARTICLE 9

                          SALE OF LICENSE OF INTEREST

        9.1     SCREENING PHASE.

                9.1.1 If both parties decide to jointly sell their interests with respect to a compound or Candidate which is still in the Screening Phase, the parties agree that the net proceeds from any sale shall be divided equally without consideration of Third Party Obligations. A party shall pay from its share of the net proceeds all Third Party Obligations such party may owe. In arriving at net proceeds, all reasonable out-of-pocket transaction costs (e.g. attorney fees) shall be deducted from gross proceeds and paid directly to the person or entity owed or reimbursed to the party who has paid the person or entity for such costs.

                9.1.2 If the parties jointly license their interests in any Candidates or partially sequenced compounds during the Screening Phase, the parties agree that any revenues received with respect to such licensing shall be equally shared as described in Paragraph 9.1.1 including, without limitation, any initial payment, milestone fees or royalties.

        9.2 DEVELOPMENT PHASE. During the Development Phase, either party, at any time with respect to Candidates for which both parties are actively participating in such phase, may initiate discussions to buy out the other party's interest or sell its own rights in any one or more Developing Party Compound, Joint Compound or Product. However, neither party shall be obligated to sell or buy the other's interest either partially or in total. The parties agree that a sale or license of any Joint Compound or Product to a third party shall be governed by the terms described in Exhibit D hereto.

        9.3 DEVELOPING PARTY COMPOUND. The sale or license of a Developing Party Compound or any Product incorporating a Developing Party Compound shall be governed by Sections C.3 and D of Exhibit D.

        9.4 DISCLOSURE OBLIGATION. Each party will be obligated to immediately advise the other party when it becomes aware of, or is approached by, a prospective third party buyer of, or licensee for, a Joint Compound or Product, and the proposed terms of any offer tendered by such third party. The parties shall jointly consider any proposal.

        9.5 MILESTONE AND ROYALTY OBLIGATIONS. In the case of a sale or license of a Joint Compound or a Product incorporating a Joint Compound or derivative thereof, the net proceeds after deducting reasonable out-of-pocket expenses (e.g. attorney fees) incurred in connection with that transaction shall be shared based on each party's Interest in such Joint Compound or Product. Each party shall be required to pay its own Third Party Obligations from the gross proceeds provided, however, in no event shall a party's net proceeds, after accounting for that party's Third Party Obligations, be less than the amounts determined under Section D.2 of Exhibit D. In the case of a Developing Party Compound, the existing Third Party Obligations described in Exhibit F shall be paid from the gross revenues received and the net proceeds shall be divided per Exhibit D.

        9.6 PROVISIONS TO INCORPORATE. Any sale or license envisioned under this Article 9 may require the incorporation of certain reporting, due diligence, indemnification and other provisions in order for HPI and/or RiboGene to comply with certain requirements of third party licensing agreements. The parties agree that such provisions shall be included in any sales or license when necessary.


                                   ARTICLE 10

                  DISPUTE RESOLUTION; VENUE AND CHOICE OF LAW

        10.1 DISPUTE RESOLUTION. If a disagreement, dispute, controversy or claim should arise out of or relating to the interpretation of or performance under, this Agreement, or the breach, or invalidity thereof, the parties will attempt in good faith to resolve their differences before resorting to the termination procedures provided in Article 11 of this Agreement by submitting such dispute to the Chief Executive Officers of the parties (or their designees) for consideration for a period of thirty (30) days. If the parties do not resolve such dispute during that thirty (30) day period, the parties agree to then endeavor to settle the dispute by mediation administered by the American Arbitration Association (AA) under its Commercial Mediation Rules before resorting to binding arbitration. Thereafter, either party shall be free to initiate binding arbitration. Any arbitration hereunder shall be conducted under the Commercial Arbitration Rules of the AA. California Arbitration Law shall govern, except in the event a stay is sought pursuant to California Code of Civil Procedure Section 1281.2(c) in which event the parties agree the issue shall be resolved under the United States Arbitration Act.
Each such arbitration shall be conducted by a single, neutral arbitrator appointed in accordance with such rules. The arbitrator is to be appointed within thirty (30) days after submission to arbitration with the hearing to commence as soon as practicable thereafter but in no event more than sixty (60) days after the arbitrator's appointment. Any such arbitration shall be held in San Diego, California. The arbitrator shall have the authority to grant specific performance, and to allocate between the parties the costs of arbitration in such equitable manner as the arbitrator may determine. Judgment upon the award so rendered may be entered in any court having jurisdiction or application may be made to such court for judicial acceptance of any award and an order of enforcement, as the case may be. In no event shall a demand for arbitration be made after the date when institution of a legal or equitable proceeding based upon such claim, dispute or other matter in question would be barred by the applicable statute of limitations. Neither party, nor the arbitrator, may disclose the existence, content or results of the arbitration, without the prior written consent of the other party. Notwithstanding the foregoing, each party shall be entitled to institute judicial proceedings against the other party outside arbitration to enforce the instituting party's rights hereunder through specific performance, injunction, declaratory judgment or similar equitable relief.

        10.2 GOVERNING LAW, JURISDICTION AND VENUE. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of California, without regard to the principles of conflicts of laws rules. In any legal action relating to this Agreement, each party consents to the exercise of jurisdiction over it by a state or federal court in California and that if a party brings an action other than an action to enforce an arbitration decision, it shall be instituted in San Diego if first instituted by RiboGene and in San Francisco if first instituted by HPI. In any action or proceeding outside of binding arbitration to enforce rights under this Agreement, the prevailing party shall be entitled to recover costs and expenses including, without limitation, attorney's fees.

                                   ARTICLE 11

                              TERM AND TERMINATION

        11.1 TERM. This Agrement shall remain in full force and effect from the Effective Date and, unless otherwise terminated by operation of law or by acts of the parties in accordance with the terms of this Agreement, or unless extended by mutual agreement of the parties, shall remain in effect until the expiration of the latest of [*] obligations to make payments required pursuant to this Agreement. This Section does not extend the Screening Term.

        11.2 EARLY TERMINATION. If a party breaches any material obligation of this Agreement, including failure to make any payment when due and payable hereunder, and such party fails to cure such breach [*] of written notice concerning untimely payments provided for herein [*] concerning any other failure, the nonbreaching party may terminate this Agreement by providing written notice to the breaching party. Additionally, either party may terminate this Agreement upon the insolvency of, or filing of either a voluntary petition by, or an involuntary petition against [*] the other party.

        11.3 EFFECT OF TERMINATION. Upon termination of this Agreement prior to its term set forth in Section 11.1 above, the screening activities set forth in Article 3 shall cease. Notwithstanding any termination, the provisions of Articles 2, 7, 8, 9, 10, and 12 through 15 shall survive to the extent obligations have accrued thereunder prior to termination and including without limitation the obligation of a party to make the payments provided for herein. A party shall have

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
the right to continue to pursue any Developing Party Compound which that party is developing at its own expense, even in the event of termination of this Agreement.


                                   ARTICLE 12

                    INDEMNIFICATION, LIABILITY, INFRINGEMENT

        12.1 INDEMNITY. Each party (the "Indemnifying Party") shall defend the other party and such other party's Affiliates, officers, directors, shareholders, employees and agents (collectively, the "Indemnified Parties" for purposes of this Section 12.1) against any claims made against the Indemnified Parties by third parties to the extent that such claims arise out of the negligent, reckless or intentionally wrongful acts or omissions of, this Agreement. A licensor of enabling technology shall also be included as an Indemnified Party if the party licensed by such licensor is required by the terms of the licensing agreement to include an indemnity in its sublicenses but only to the extent that the technology licensed under such agreement is utilized in performance of this Agreement. The Indemnifying Party shall either settle such claims or pay all damages and costs finally awarded against the Indemnified Parties by a court of competent jurisdiction as a result of such claims. The Indemnifying Party shall have no liability for any such claim if the Indemnified Parties do not notify the Indemnifying Party promptly in writing of the claim, give the Indemnifying Party the exclusive control of the defense and settlement thereof, and provide reasonable assistance in connection therewith, at the Indemnifying Party's expense. A party hereto who is the Indemnified Party may, at its option and own expense, have its own counsel and participate in any proceedings even though the defense of such proceedings are under the control of the Indemnifying Party.

        12.2 ADDITIONAL INDEMNITY FOR SOLELY DEVELOPED PRODUCTS. The Developing Party shall defend the nondeveloping party and its Affiliates, officers, directors, shareholders, employees and agents (collectively, the "Nondeveloping Indemnified Parties" for purposes of this Section 12.2) against any claims made against the Nondeveloping Indemnified Parties by third parties to the extent that such claims arise out of the manufacture, use or sale of any Developing Party Compound and any Product incorporating a Developing Party Compound including without limitation (i) the infringement or alleged infringement of a third party's intellectual property rights, (ii) the inherent property of any such Developing Party Compound, (iii) the development or manufacture of any Developing Party Compound by Developing Party, its Affiliates, or sublicensees, or (iv) the use of any such Developing Party Compound or Product incorporating a Developing Party Compound manufactured, used or sold by the Developing Party, its Affiliates or sublicensees by any human regardless of whether such use was contemplated by the Parties (collectively, the "Liabilities"); and shall either settle such claims or pay all damages and costs finally awarded against the Nondeveloping Indemnified Parties by a court of competent jurisdiction as a result of such claims out of the gross proceeds derived from the sale or license of such Developing Party Compound and each Product incorporating such Developing Party Compound. Except with respect to claims and suits based on strict liability related to the inherent property of a Developing Party Compound and each Product incorporating such Developing settlement agreement to which both Parties have consented) to have arisen from the breach of this Agreement by HPI, willful misconduct or gross negligence (but not the strict liability or liabilities resulting from the inherent properties of any Joint Compound) of HPI or its Affiliates relating to the use, manufacture or sale of any Product which incorporates a Joint Compound.

                12.4.3 Notwithstanding the provisions of Section 12.4.1 above, RiboGene shall indemnify and hold HPI and its Affiliates, officers, directors, shareholders and agents harmless from and against Joint Compound Liabilities to the extent such Joint Compound Liabilities are finally determined by a court of competent jurisdiction (or by specific reference in a settlement agreement to which both Parties have consented) to have arisen from the breach of this Agreement by RiboGene, willful misconduct or gross negligence (but not the strict liability or liabilities resulting from the inherent properties of any Joint Compound) of RiboGene or its Affiliates relating to the use, manufacture or sale of any Product which incorporates a Joint Compound.

                12.4.4 Each Party shall notify the other promptly upon receipt of any notice of any product liability claim or lawsuit subject to this Section
12.4. Such notice shall be a condition to any indemnity provided for herein. The party responsible for distributing a Product which incorporates a Joint Compound which is the subject of such claim, shall be responsible for defending such claim except as to any claim for which such party expects to seek indemnity from the other party under Section 12.4.2 or 12.4.3 above, in which case the latter party shall defend such claim. HPI or RiboGene, as the case may be, may at their election and expense participate in any such litigation controlled by the other party. The party defending such claim or suit may settle any such claim or suit only with the written consent of the other party, which shall not be unreasonably withheld.

        12.5 INSURANCE. Each party shall maintain product liability insurance with respect to its development, manufacture and sale of Products, in such amount as it customarily maintains with respect to its development, manufacture and sale of other comparable products, and shall name the other party as an additional insured party. Notwithstanding the above, the insurance will at a minimum meet the requirements both parties have to their respective licensors with respect to technology licensed from said licensors and utilized in performance of this Agreement, and, if required, shall name such licensors as additional insured parties. Each party shall maintain such insurance while it develops, manufactures or sells Products, and thereafter shall maintain such insurance in effect for a reasonable period after the cessation of sale or other distribution of such Product. Each party shall provide a copy of the policy providing such product liability insurance to the other party promptly after such policy becomes effective, and shall thereafter notify such other party promptly after any change in the terms of such policy.

                                   ARTICLE 13

                    DISCLAIMER OF WARRANTIES; FURTHER ACTION

        13.1 DISCLAIMER BY HPI. THE LICENSED COMBINATORIAL LIBRARIES, ITERATION MIXTURES AND CONFIRMATORY SAMPLES ARE PROVIDED BY HPI "AS IS" AND WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES; AND, TO THE BEST OF HPI's KNOWLEDGE THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER DOES NOT INFRINGE UPON INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. IN NO EVENT WILL HPI OR ANY OF ITS LICENSORS WHOSE TECHNOLOGY IS UTILIZED BY THE PARTIES IN THE PERFORMANCE OF THIS AGREEMENT BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THE LICENSE RIGHTS BY RIBOGENE HEREUNDER.

        13.2 DISCLAIMER BY RIBOGENE. THE ASSAYS ARE PROVIDED BY RIBOGENE "AS IS" AND WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING WITHOUT LIMITATION THE WARRANTIES OF DESIGN, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR WARRANTIES ARISING FROM A COURSE OF DEALING, USAGE OR TRADE PRACTICES; AND, TO THE BEST OF RIBOGENE'S KNOWLEDGE THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER DOES NOT INFRINGE UPON INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES. IN NO EVENT WILL RIBOGENE OR ANY OF ITS LICENSORS WHOSE TECHNOLOGY IS UTILIZED BY THE PARTIES IN THE PERFORMANCE OF THIS AGREEMENT BE LIABLE FOR ANY INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES RESULTING FROM EXERCISE OF THE LICENSE RIGHTS BY HPI HEREUNDER.

        13.3 COMPLIANCE WITH LAW. Each party and its respective authorized sublicensees shall comply with all applicable laws, regulations, and governmental orders in connection with their activities hereunder, including without limitation all research and development activities and the manufacture, use and sale of Products. Without limiting the foregoing, each party and its respective authorized employees shall observe all applicable United States and foreign laws with respect to the transfer of Products and related technical data to foreign countries, including without limitation, the International Traffic in Arms Regulation and Export Administration Regulations.

        13.4 ADDITIONAL DOCUMENTS. Each party agrees to execute such further papers or agreements as may be necessary to effect the purposes of this Agreement.

                                   ARTICLE 14

                                CONFIDENTIALITY

        RiboGene and HPI acknowledge that they have executed a separate Mutual Nondisclosure Agreement, a copy of which is attached as Exhibit E, and the parties intend that such Mutual Nondisclosure Agreement shall be effective with respect to all disclosures and discoveries under this Agreement.


                                   ARTICLE 15

                                 MISCELLANEOUS

        15.1 WAIVER. No waiver by either party hereto of any breach or default of any of the covenants or agreements herein set forth shall be deemed a waiver as to any subsequent or similar breach or default.

        15.2 ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns; provided, however, that neither party shall assign any of its rights and obligations hereunder except as incident to the merger, consolidation, reorganization, or acquisition of stock or assets affecting a majority of the assets or voting control of the assigning party. HPI or RiboGene may assign their respective rights and/or obligations to any of their respective Affiliates.

        15.3 NOTICES. Any notice or other communication required or permitted to be given to either party hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile or five (5) days after mailing by registered or certified mail, postage paid, to the other party at the following address:

        In the case of HPI:     Houghten Pharmaceuticals, Inc.
                                3550 General Atomics Court
                                San Diego, CA 92121
                                Attention: President
                                Phone: 619/455-3814
                                Fax: 619/455-2544

        In the case of RiboGene:        RiboGene, Inc.
                                        21375 Cabot Blvd.
                                        Hayward, CA 94545
                                        Attention: President
                                        Phone: 510/732-5551
                                        Fax: 510/732-7741

Either party may change its address for communications by a notice to the other party in accordance with this Section.

        15.4 AMENDMENT. No amendment or modification hereof shall be valid or binding upon the parties unless made in writing and signed by both parties.

        15.5 PUBLIC ANNOUNCEMENT AND DISCLOSURE. In consideration of the terms hereof, HPI and RiboGene may agree to make a public announcement of the collaboration. The content shall be agreed upon by both parties Even if no public announcement is agreed upon, either party may disclose the existence of this Agreement to investors and prospective investors. No other announcement, public release or notice of any kind may be issued without the written consent of both parties, which consent shall not be unreasonably withheld. Notwithstanding the above, either party may disclose previously disclosed non-confidential information without the consent of the other. A party shall not disclose the names of the other party's licensors of technology utilized in the performance of this Agreement without the written consent of the other party.

        15.6 FORCE MAJEURE. Any delays in performance by any party under this Agreement (other than a party's failure to pay money to the other party) shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The party suffering such occurrence shall immediately notify the other party and any time for performance shall be extended by the actual time of delay caused by the occurrence.

        15.7 INDEPENDENT CONTRACTORS. In making and performing this Agreement, RiboGene and HPI act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between HPI and RiboGene. At no time shall one party make commitments or incur any charges or expenses for, or in the name of, the other party.

        15.8 SEVERABILITY. If any term, condition or provision of this Agreement is held to be unenforceable for any reason, it shall, if possible, be interpreted rather than voided, in order to achieve the intent of the parties to this Agreement to the extent possible. In any event, all other terms, conditions and provisions of this Agreement shall be deemed valid and enforceable to the full extent.

        15.9 CUMULATIVE RIGHTS. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity, or under any other agreement between the parties. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

        15.10 ENTIRE AGREEMENT. This Agreement and any and all Exhibits referred to herein embody the entire understanding of the parties with respect to the subject matter hereof and supersedes all previous communications, representations or understandings, either oral or written, between the parties relating to the subject matter hereof.

        IN WITNESS WHEREOF, both RiboGene and HPI have executed this Agreement, in duplicate originals, by their respective officer hereunto duly authorized, as of the day and year hereinabove written.


HOUGHTEN PHARMACEUTICALS, INC.          RIBOGENE, INC.


By: /s/ ROBERT S. WHITEHEAD             By: /s/ CHARLES J. CASAMENTO
    -----------------------------           -----------------------------
    Robert S. Whitehead                     Charles J. Casamento
    President and CEO                       Chairman, President and CEO

                                   EXHIBIT A

                       ASSAYS TO BE PERFORMED BY RIBOGENE


The Assays will be based on translational targets and shall include some or all of the following:

[*]



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
                                   EXHIBIT B

[*]



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
[*]



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
                                   EXHIBIT C

[*]

[*]


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                                   EXHIBIT D

                          DEVELOPMENT PHASE PROVISIONS

The following provisions, in addition to applicable provisions of the Joint Collaboration Agreement to which this Exhibit D is attached, shall govern the Development Phase and the development of Developing Party Compounds unless and until such provisions are incorporated in substance, amended or superseded by the terms of a subsequent agreement. Each Joint Compound, Product and Developing Party Compound shall be treated separately in the application of these provisions.

A.      FUNDING.

        [*]



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B.      VALUATION OF CONTRIBUTION.

        1.   [*]


        2.   [*]


        3.   [*]


        4.   [*]

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[*]

        5.      [*]

        6.      [*]

C.      SALE OR LICENSE OF INTEREST.

[*]

        1.      [*]

        2.      [*]


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
                [*]

        3.      [*]


D.      DISTRIBUTION OF REVENUE

        1.      [*]


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   the omitted portions.

        2.  [*]

        3.  [*]

E.      INSURANCE.

        Effective as of such time as any Product enters human clinical trials, the parties with respect to that Product (with the costs to be shared based on each party's participation in cost sharing as set forth in Section A), or through their sublicensee(s), shall insure their activities under this Agreement and obtain, keep in force and maintain insurance, including without limitation product liability insurance, in amounts sufficient to cover their obligations under this Article E and consistent with reasonable business practice in the industry. Without limiting the foregoing, coverage shall in no event be less than the following:

        [*]


----------------------------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

It should be expressly understood, however, that the coverages and limits referred to under the above shall not in any way limit each party's liability. Certificates of insurance evidencing compliance with all requirements shall be requested. Such certificates shall:

        1. Provide for thirty (30) day advance written notice to the other party of any modification;

        2. Indicate that both parties have been endorsed as insureds under the coverages referred to under the above; and

        3. Include a provision that the coverages will be primary and will not participate with nor will be excess over any valid and collectable insurance or program of self-insurance carried or maintained by either party.

                                                                     EXHIBIT E


                         MUTUAL NONDISCLOSURE AGREEMENT



        This MUTUAL NONDISCLOSURE AGREEMENT ("Agreement") is made effective as of the 1st day of October, 1993, by and between HOUGHTEN PHARMACEUTICALS, INC., a Delaware corporation, and RiboGene, Inc., to assure the protection and preservation of the confidential and/or proprietary nature of information to be disclosed or made available between the parties in connection with certain negotiations or discussions.

        WHEREAS, in order to pursue these discussions, the parties have agreed to mutual disclosures of certain data and other information which are of a proprietary and confidential nature (as defined in paragraph 2 below and referred to herein as "Confidential Information").

        NOW, THEREFORE, in reliance upon and in consideration of the following undertakings, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement hereby agree as follows:

        1. Subject to the limitations set forth in Paragraph 2, Confidential Information shall be deemed to include any information, process, technique, compound, library, method of synthesis, program, design, drawing, formula or test data relating to any research project, work in process, development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to the disclosing party, its present or future products, sales, suppliers, customers, employees, investors, or business, whether in oral, written graphic or electronic forms.

        2. The term "Confidential Information" shall not be deemed to include information which, to the extent that the recipient of Confidential Information can establish by competent written proof:

                a.      at the time of disclosure is in the public domain;

                b. after disclosure, becomes part of the public domain by publication or otherwise, except by (i) breach of this Agreement by the recipient or (ii) disclosure by any person or affiliate company to whom Confidential Information was disclosed under this Agreement;

                c. was (i) in recipient's possession in documentary form at the time of disclosure by the disclosing party or (ii) subsequently and independently developed by recipient's employees who had no knowledge of or access to the Confidential Information;

                d. recipient shall receive from a third party who has the lawful right to disclose the Confidential Information and who shall not have obtained the Confidential Information either directly or indirectly from the disclosing party; or

                e.      disclosure is required by law or regulation.

                In the event that Confidential Information is required to be disclosed pursuant to subsection (e), the party required to make disclosure shall notify the other to allow that party to assert whatever exclusions or exemptions may be available to it under such law or regulation.

        3. Each party shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any Confidential Information received from the other party. Each party may use such Confidential Information only to extent required to perform the evaluation. Confidential Information shall not be used for any purpose or in any manner that would constitute a violation of any laws or regulations, including, without limitation, the export control laws of the United States. No other rights or licenses to trademarks, inventions, copyrights, or patents are implied or granted under this Agreement.

        4. Confidential Information supplied shall not be reproduced in any form except as required to perform evaluation.

        5. The responsibilities of the parties are limited to using their reasonable and best efforts to protect the Confidential Information from unauthorized use or disclosure. Both parties shall advise their employees or agents who might have access to such Confidential Information of the confidential nature thereof. No Confidential Information shall be disclosed to any officer, employee or agent of either party who does not have a need to know such information to perform the evaluation.

        6. All Confidential Information (including copies thereof) shall remain the property of the disclosing party, and shall be returned to the disclosing party after the receiving party's need for it has expired, or upon request of the disclosing party, and in any event, upon completion or termination of this Agreement.

        7. This Agreement shall continue in full force and effect for so long as the parties continue to exchange Confidential Information. This Agreement may be terminated at any time upon ten (10) days' written notice to the other party. The termination of this Agreement shall not relieve either party of the obligations imposed by this Agreement with respect to Confidential Information disclosed prior to the effective date of such termination and the provisions hereof shall survive the termination of this Agreement for a period of three (3) years from the date of such termination.

        8. This Agreement shall be governed by the laws of the State of California's those laws are applied to contracts entered into and to be performed in California.

        9. Neither party shall reveal the fact that Confidential Information has been disclosed pursuant to this Agreement or that either party is making an evaluation. It is understood that disclosure pursuant to this Agreement is not a public disclosure or sale or offer for sale of any product, but is made for the limited purpose of evaluation.

        10. This agreement contains the entire agreement of the parties and may not be changed, modified, amended or supplemented except by a written instrument signed by both parties. The unenforceability of any provision on this Agreement shall not affect the enforceability of any other provision of this Agreement. Neither this Agreement nor the disclosure of any Confidential Information pursuant to this Agreement by any party shall restrict such party from disclosing any of its Confidential Information to any third party.

        11. Each party hereby acknowledges and agrees that in the event of any breach of this Agreement by the other party, including, without limitation, the actual or threatened disclosure of a disclosing party's Confidential Information without the prior express written consent of the disclosing party, the disclosing party will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, each party hereby agrees that the other party shall be entitled to specific performance of a receiving party's obligations under this Agreement, as well as such further injunctive relief as may be granted by a court of competent jurisdiction.


AGREED TO AS OF THE FIRST DATE ABOVE:


HOUGHTEN PHARMACEUTICALS, INC.          Company:  RiboGene, Inc.
3550 General Atomics Court                      ----------------------------
San Diego, CA 92121                     Address:  21375 Cabot Boulevard
                                                -----------------------------
                                                  Hayward, CA 94583
                                                -----------------------------


By: /s/ GILBERT R. MINTZ                By: /s/ VINCENT J. MILES
    -----------------------                 --------------------------------

Name: GILBERT R. MINTZ                  Name: VINCENT J. MILES
    -----------------------                 --------------------------------
    (Print Name)                            (Print Name)

Title:                                  Title:  Vice President, Business
      ----------------------                    Development
                                            ---------------------------------

                                                                    EXHIBIT F

                            THIRD PARTY OBLIGATIONS

[*]

B.      HPI

1.      Chiron Corporation and its affiliate Chiron Mimotopes Pty. Ltd.
        ("Chiron")

        a.      [*]


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*  Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         [*]

         [*]


2.     [*]
                [*]

         [*]

                [*]

                [*]

         [*]



----------------------------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                  HPI Activity

[*]

----------------------------
* Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.